Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2025 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.84 PER SHARE

	First Quarter Results
	U.S. GAAP		Adjusted
	Q1 2025	Q1 2024	Q1 2025	Q1 2024
Net Revenues ($ mm)	$694.8	$580.8	$699.9	$587.3
Operating Income ($ mm)	$111.2	$84.1	$116.3	$90.6
Net Income Attributable to Evercore Inc. ($ mm)	$146.2	$85.7	$154.8	$92.9
Diluted Earnings Per Share	$3.48	$2.09	$3.49	$2.13
Compensation Ratio	66.2%	66.8%	65.7%	66.0%
Operating Margin	16.0%	14.5%	16.6%	15.4%

Business and Financial Highlights	■	First Quarter Net Revenues of $694.8 million on a U.S. GAAP basis and $699.9 million on an Adjusted basis increased 20% and 19%, respectively, versus First Quarter 2024

■
First Quarter Operating Income of $111.2 million and $116.3 million on a U.S. GAAP basis and an Adjusted basis, respectively, increased 32% and 28%, respectively, versus 2024; First Quarter Operating Margins of 16.0% and 16.6% on a U.S. GAAP basis and an Adjusted basis, respectively, increased 152 and 118 basis points, respectively, versus 2024

■
First Quarter Effective Tax Rate of (37.2%) and (39.7%) on a U.S. GAAP basis and an Adjusted basis, respectively, which included a tax benefit of $74.3 million and $78.0 million, respectively, related to the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price

	■	In the quarter, Evercore advised Calpine on its sale to Constellation Energy for $29.1 billion, one of the largest strategic transactions year-to-date, and Ampere on its $6.5 billion sale to SoftBank Group. In addition, Evercore has advised on numerous notable transactions in April, including:

■ The shareholders of Colonial Enterprises on its ~$9.0 billion sale to Brookfield Infrastructure Partners

■ Woodside Energy on its $5.7 billion sale of a 40% interest in Louisiana LNG Infrastructure, LLC to Stonepeak

■ Dotmatics on its $5.1 billion sale to Siemens

■ EQT on the minority stake sale of IFS for over €15 billion

	■	Private Capital Advisory had its best first quarter on record, driven by record volumes in GP-led continuation funds, LP secondaries and securitizations

	■	Our Private Capital Advisory, Private Funds Group and Real Estate Strategic Advisory teams received multiple awards in the quarter from several publications, including Private Equity International, SecondaryLink and Private Equity Real Estate

	■	Our Equities business had its strongest first quarter since first quarter 2020

Talent	■	Two Investment Banking Senior Managing Directors (SMDs) joined Evercore in the first quarter; David Kamo in Financial Sponsors M&A as well as Joe Modisett, in the Healthcare Investment Banking group. In addition, William Burns will be joining Evercore in June as a Senior Advisor, focused on global affairs

	■	Four Investment Banking Senior Managing Directors are committed to join Evercore later this year. Three in the U.S. in Industrials, Healthcare and our Private Capital Advisory business, and one in Europe

Capital Return	■	Increased quarterly dividend 5% to $0.84 per share

	■	Returned $454.3 million to shareholders during the quarter through dividends and repurchases of 1.6 million shares at an average price of $261.15

	■	In April, the Board approved share repurchase authorization of up to the lesser of $1.6 billion or 8.0 million shares and/or LP Units

NEW YORK, April 30, 2025 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2025.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Evercore has never been better positioned. We continue to experience momentum across our businesses and remain committed to serving our clients."

Roger C. Altman, Founder and Senior Chairman, "The Evercore platform has been broadened relentlessly in recent years. The result is that the Firm is better positioned for volatile market conditions than it has ever been."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-7 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2025 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2024 are included in pages A-2 to A-7.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2025	March 31, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$557,349	$429,838	30%
Underwriting Fees	54,255	55,535	(2%)
Commissions and Related Revenue	55,110	48,238	14%
Investment Management:
Asset Management and Administration Fees	20,983	18,699	12%
Other Revenue, net	7,132	28,505	(75%)
Net Revenues	$694,829	$580,815	20%

	Three Months Ended
	March 31, 2025	March 31, 2024	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	238	227	5%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	96	91	5%

Total Number of Underwriting Transactions(1)	14	19	(26%)
Total Number of Underwriting Transactions as a Bookrunner(1)	12	16	(25%)

1. Includes Equity and Debt Underwriting Transactions.

	As of March 31,
	2025	2024	% Change
Assets Under Management ($ mm)(1)	$13,700	$12,999	5%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – First quarter Advisory Fees increased $127.5 million, or 30%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during the first quarter of 2025.

Underwriting Fees – First quarter Underwriting Fees decreased $1.3 million, or 2%, year-over-year, reflecting a decrease in the number of transactions we participated in during the first quarter of 2025.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $6.9 million, or 14%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during the first quarter of 2025.

Asset Management and Administration Fees – First quarter Asset Management and Administration Fees increased $2.3 million, or 12%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation.

Other Revenue – First quarter Other Revenue, net, decreased $21.4 million, or 75%, year-over-year, primarily reflecting lower performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended
	March 31, 2025	March 31, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$459,825	$387,705	19%
Compensation Ratio	66.2%	66.8%
Non-Compensation Costs	$123,820	$108,990	14%
Non-Compensation Ratio	17.8%	18.8%

Employee Compensation and Benefits – First quarter Employee Compensation and Benefits increased $72.1 million, or 19%, year-over-year, reflecting a compensation ratio of 66.2% for the first quarter of 2025 versus 66.8% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation and higher base salaries. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter Non-Compensation Costs increased $14.8 million, or 14%, year-over-year, primarily driven by an increase in communications and information services, principally reflecting higher expenses associated with research services and license fees in the first quarter of 2025, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. Other Operating Expenses also increased, primarily related to an increase in bad debt expense. The first quarter Non-Compensation ratio of 17.8% decreased from 18.8% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Effective Tax Rate

The first quarter effective tax rate was (37.2%) versus (7.7%) for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter provision for income taxes for 2025 reflects an additional tax benefit of $74.3 million versus $29.5 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-7 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended
	March 31, 2025	March 31, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$557,311	$430,526	29%
Underwriting Fees	54,255	55,535	(2%)
Commissions and Related Revenue	55,110	48,238	14%
Investment Management:
Asset Management and Administration Fees(2)	21,900	20,336	8%
Other Revenue, net	11,325	32,693	(65%)
Net Revenues	$699,901	$587,328	19%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore and our former equity method investment in Luminis (through September 2024) of ($0.04) million and $0.7 million for the three months ended March 31, 2025 and 2024, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff and our former equity method investment in ABS (through July 2024) of $0.9 million and $1.6 million for the three months ended March 31, 2025 and 2024, respectively.

See page 4 for additional business metrics.

Advisory Fees – First quarter adjusted Advisory Fees increased $126.8 million, or 29%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during the first quarter of 2025.

Underwriting Fees – First quarter Underwriting Fees decreased $1.3 million, or 2%, year-over-year, reflecting a decrease in the number of transactions we participated in during the first quarter of 2025.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $6.9 million, or 14%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during the first quarter of 2025.

Asset Management and Administration Fees – First quarter adjusted Asset Management and Administration Fees increased $1.6 million, or 8%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 5%, primarily from market appreciation. The increase was partially offset by a 44% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024.

Other Revenue – First quarter adjusted Other Revenue, net, decreased $21.4 million, or 65%, year-over-year, primarily reflecting lower performance of our investment funds portfolio. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended
	March 31, 2025	March 31, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$459,825	$387,705	19%
Compensation Ratio	65.7%	66.0%
Non-Compensation Costs	$123,820	$108,990	14%
Non-Compensation Ratio	17.7%	18.6%

Employee Compensation and Benefits – First quarter adjusted Employee Compensation and Benefits increased $72.1 million, or 19%, year-over-year, reflecting an adjusted compensation ratio of 65.7% for the first quarter of 2025 versus 66.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation and higher base salaries. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter adjusted Non-Compensation Costs increased $14.8 million, or 14%, year-over-year, primarily driven by an increase in communications and information services, principally reflecting higher expenses associated with research services and license fees in the first quarter of 2025, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. Other Operating Expenses also increased, primarily related to an increase in bad debt expense. The first quarter adjusted Non-Compensation ratio of 17.7% decreased from 18.6% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The first quarter adjusted effective tax rate was (39.7%) versus (9.3%) for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter adjusted provision for income taxes for 2025 reflects an additional tax benefit of $78.0 million versus $31.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of March 31, 2025, cash and cash equivalents were $553.0 million, investment securities and certificates of deposit were $811.5 million and current assets exceeded current liabilities by $1.4 billion. Amounts due related to the Notes Payable were $375.1 million at March 31, 2025.

Headcount

As of March 31, 2025 and 2024, the Company employed approximately 2,395 and 2,225 people, respectively, worldwide.

As of March 31, 2025 and 2024, the Company employed 197(1) and 183(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 157(1) and 142(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of March 31, 2025, adjusted to include four additional Investment Banking Senior Managing Directors committed to join in 2025 and to exclude for a known departure of one Investment Banking Senior Managing Director.
(2) Senior Managing Director headcount as of March 31, 2024, adjusted to include one additional Investment Banking Senior Managing Director that joined in the second quarter of 2024.

Deferred Compensation

During the first quarter of 2025, the Company granted to certain employees 1.7 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2024 bonus awards) with a grant date fair value of $431.5 million.

In addition, during the first quarter of 2025, the Company granted $83.0 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2024 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $122.2 million and $118.0 million for the three months ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, the Company had 4.8 million unvested RSUs with an aggregate grant date fair value of $904.8 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of March 31, 2025, the Company expects to pay an aggregate of $322.3 million related to our deferred cash compensation program at various dates through 2029, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On April 29, 2025, the Board of Directors of Evercore declared a quarterly dividend of $0.84 per share to be paid on June 13, 2025 to common stockholders of record on May 30, 2025.

During the first quarter, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $284.64, and 0.7 million shares at an average price per share of $227.45 pursuant to the Company's share repurchase program. The aggregate 1.6 million shares were acquired at an average price per share of $261.15.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 30, 2025, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 225-9448 (toll-free domestic) or (203) 518-9708 (international); passcode: EVRQ125. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Revenues
Investment Banking & Equities:
Advisory Fees	$557,349	$429,838
Underwriting Fees	54,255	55,535
Commissions and Related Revenue	55,110	48,238
Asset Management and Administration Fees	20,983	18,699
Other Revenue, Including Interest and Investments	11,325	32,693
Total Revenues	699,022	585,003
Interest Expense(1)	4,193	4,188
Net Revenues	694,829	580,815

Expenses
Employee Compensation and Benefits	459,825	387,705
Occupancy and Equipment Rental	25,731	21,944
Professional Fees	32,613	31,219
Travel and Related Expenses	22,018	19,222
Communications and Information Services	23,144	19,167
Depreciation and Amortization	5,976	6,293
Execution, Clearing and Custody Fees	3,346	3,341
Other Operating Expenses	10,992	7,804
Total Expenses	583,645	496,695

Income Before Income from Equity Method Investments and Income Taxes	111,184	84,120
Income from Equity Method Investments	879	2,325
Income Before Income Taxes	112,063	86,445
Provision (Benefit) for Income Taxes	(41,727)	(6,679)
Net Income	153,790	93,124
Net Income Attributable to Noncontrolling Interest	7,606	7,431
Net Income Attributable to Evercore Inc.	$146,184	$85,693

Net Income Attributable to Evercore Inc. Common Shareholders	$146,184	$85,693

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,718	38,438
Diluted	42,058	41,080

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$3.78	$2.23
Diluted	$3.48	$2.09

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
3.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
4.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Revenues - U.S. GAAP	$694,829	$580,815
Income from Equity Method Investments (1)	879	2,325
Interest Expense on Debt (2)	4,193	4,188
Net Revenues - Adjusted	$699,901	$587,328

Other Revenue, net - U.S. GAAP	$7,132	$28,505
Interest Expense on Debt (2)	4,193	4,188
Other Revenue, net - Adjusted	$11,325	$32,693

Operating Income - U.S. GAAP	$111,184	$84,120
Income from Equity Method Investments (1)	879	2,325
Pre-Tax Income - U.S. GAAP & Adjusted	112,063	86,445
Interest Expense on Debt (2)	4,193	4,188
Operating Income - Adjusted	$116,256	$90,633

Provision (Benefit) for Income Taxes - U.S. GAAP	$(41,727)	$(6,679)
Income Taxes (3)	(2,812)	(1,330)
Provision (Benefit) for Income Taxes - Adjusted	$(44,539)	$(8,009)

Net Income Attributable to Evercore Inc. - U.S. GAAP	$146,184	$85,693
Income Taxes (3)	2,812	1,330
Noncontrolling Interest (4)	5,807	5,844
Net Income Attributable to Evercore Inc. - Adjusted	$154,803	$92,867

Diluted Shares Outstanding - U.S. GAAP	42,058	41,080
LP Units (5)	2,325	2,609
Unvested Restricted Stock Units - Event Based (5)	12	12
Diluted Shares Outstanding - Adjusted	44,395	43,701

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.48	$2.09
Diluted Earnings Per Share - Adjusted	$3.49	$2.13

Operating Margin - U.S. GAAP	16.0%	14.5%
Operating Margin - Adjusted	16.6%	15.4%

Effective Tax Rate - U.S. GAAP	(37.2%)	(7.7%)
Effective Tax Rate - Adjusted	(39.7%)	(9.3%)

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$557,349	$(38)	(1)	$557,311
Underwriting Fees	54,255	—		54,255
Commissions and Related Revenue	55,110	—		55,110
Other Revenue, net	7,818	4,193	(2)	12,011
Net Revenues	674,532	4,155		678,687

Expenses:
Employee Compensation and Benefits	448,029	—		448,029
Non-Compensation Costs	119,774	—		119,774
Total Expenses	567,803	—		567,803

Operating Income (a)	$106,729	$4,155		$110,884

Compensation Ratio (b)	66.4%			66.0%
Operating Margin (b)	15.8%			16.3%

	Investment Management Segment
	Three Months Ended March 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,983	$917	(1)	$21,900
Other Revenue, net	(686)	—		(686)
Net Revenues	20,297	917		21,214

Expenses:
Employee Compensation and Benefits	11,796	—		11,796
Non-Compensation Costs	4,046	—		4,046
Total Expenses	15,842	—		15,842

Operating Income (a)	$4,455	$917		$5,372

Compensation Ratio (b)	58.1%			55.6%
Operating Margin (b)	21.9%			25.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$429,838	$688	(1)	$430,526
Underwriting Fees	55,535	—		55,535
Commissions and Related Revenue	48,238	—		48,238
Other Revenue, net	28,117	4,188	(2)	32,305
Net Revenues	561,728	4,876		566,604

Expenses:
Employee Compensation and Benefits	377,287	—		377,287
Non-Compensation Costs	105,551	—		105,551
Total Expenses	482,838	—		482,838

Operating Income (a)	$78,890	$4,876		$83,766

Compensation Ratio (b)	67.2%			66.6%
Operating Margin (b)	14.0%			14.8%

	Investment Management Segment
	Three Months Ended March 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$18,699	$1,637	(1)	$20,336
Other Revenue, net	388	—		388
Net Revenues	19,087	1,637		20,724

Expenses:
Employee Compensation and Benefits	10,418	—		10,418
Non-Compensation Costs	3,439	—		3,439
Total Expenses	13,857	—		13,857

Operating Income (a)	$5,230	$1,637		$6,867

Compensation Ratio (b)	54.6%			50.3%
Operating Margin (b)	27.4%			33.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2025	2024
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$557,349	$429,838
Underwriting Fees	54,255	55,535
Commissions and Related Revenue	55,110	48,238
Other Revenue, net	7,818	28,117
Net Revenues	674,532	561,728

Expenses:
Employee Compensation and Benefits	448,029	377,287
Non-Compensation Costs	119,774	105,551
Total Expenses	567,803	482,838

Operating Income (a)	$106,729	$78,890

Investment Management
Net Revenues:
Asset Management and Administration Fees	$20,983	$18,699
Other Revenue, net	(686)	388
Net Revenues	20,297	19,087

Expenses:
Employee Compensation and Benefits	11,796	10,418
Non-Compensation Costs	4,046	3,439
Total Expenses	15,842	13,857

Operating Income (a)	$4,455	$5,230

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$557,349	$429,838
Underwriting Fees	54,255	55,535
Commissions and Related Revenue	55,110	48,238
Asset Management and Administration Fees	20,983	18,699
Other Revenue, net	7,132	28,505
Net Revenues	694,829	580,815

Expenses:
Employee Compensation and Benefits	459,825	387,705
Non-Compensation Costs	123,820	108,990
Total Expenses	583,645	496,695

Operating Income (a)	$111,184	$84,120

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(4)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(5)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.